                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Under Rule 14a-12

                             SYCAMORE NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
      4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      5)   Total fee paid:

--------------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

--------------------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     3)   Filing Party:

--------------------------------------------------------------------------------
     4)   Date Filed:

                            SYCAMORE NETWORKS, INC.
                               150 Apollo Drive
                             Chelmsford, MA 01824

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 13, 2001

                               -----------------

To the Stockholders of Sycamore Networks, Inc.:

   The Annual Meeting of Stockholders of Sycamore Networks, Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, December 13, 2001 (the "Annual Meeting") at 9:00 A.M., local time, at the Radisson Hotel, 10 Independence Drive, Chelmsford, Massachusetts 01824 to consider and act upon the following matters:

    1. To elect two (2) members of the Board of Directors to serve for three-year terms as Class II Directors and until their respective successors are elected and qualified.

    2. To ratify the selection of PricewaterhouseCoopers LLP as auditors for the fiscal year ending July 31, 2002.

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Stockholders entitled to notice of and to vote at the meeting shall be determined as of October 24, 2001, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors,

                                          Frances M. Jewels
                                          Secretary

Mail Date: November 6, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE OR VOTE ELECTRONICALLY VIA THE INTERNET OR VOTE BY TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               TABLE OF CONTENTS


VOTING SECURITIES AND VOTES REQUIRED....................................  1

    Voting Shares Registered Directly in the Name of the Stockholder....  2

    Voting Shares Registered in the Name of a Brokerage Firm or Bank....  2

    Revocation of Proxies Previously Submitted..........................  2

    Expenses and Solicitation...........................................  2

PROPOSAL NO. 1--ELECTION OF DIRECTORS...................................  3

    General.............................................................  3

    Business Experience of Nominees.....................................  4

    Board of Director Meetings and Committees...........................  4

    Compensation of Directors...........................................  5

    Recommendation of the Board of Directors............................  5

PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.....  6

    General.............................................................  6

    Report of the Audit Committee.......................................  6

    Recommendation of the Board of Directors............................  7

MANAGEMENT INFORMATION..................................................  8

    Executive Officers and Directors....................................  8

    Business Experience of Executive Officers and Directors.............  8

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........ 11

    Compliance with SEC Reporting Requirements.......................... 12

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS.... 12

    Compensation Committee Report on Executive Compensation............. 12

    Compensation Committee Interlocks and Insider Participation......... 14

    Summary Compensation Table.......................................... 15

    Option Grants in Last Fiscal Year................................... 16

    Option Exercises and Fiscal Year-End Values......................... 17

    Change in Control Agreements........................................ 17

    Certain Relationships and Related Transactions...................... 18

STOCK PERFORMANCE GRAPH................................................. 19

STOCKHOLDER PROPOSALS................................................... 20

TRANSACTION OF OTHER BUSINESS........................................... 20

                            SYCAMORE NETWORKS, INC.
                               150 Apollo Drive
                             Chelmsford, MA 01824

                               -----------------

                                PROXY STATEMENT

                               -----------------

                               November 6, 2001

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sycamore Networks, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders to be held on Thursday, December 13, 2001 (the "Annual Meeting") at 9:00 A.M., local time, at the Radisson Hotel, 10 Independence Drive, Chelmsford, Massachusetts 01824, and any adjournments thereof. This Proxy Statement and the form of proxy were first mailed to stockholders on or about November 6, 2001.

   Only stockholders of record as of October 24, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments thereof. As of that date, 273,680,683 shares of common stock, $.001 par value (the "Common Stock"), of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a written revocation or a later executed proxy to the Secretary of the Corporation.

                     VOTING SECURITIES AND VOTES REQUIRED

   The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Each share of Common Stock outstanding on the Record Date is entitled to one vote. For purposes of determining the presence of a quorum, abstentions and broker "non-votes" will be counted as present at the Annual Meeting.

   In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. Abstentions and broker non-votes will have no effect on the voting outcome with respect to the election of directors.

   The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is necessary for approval of the ratification of PricewaterhouseCoopers LLP as auditors for the fiscal year ending July 31, 2002. Abstentions have the practical effect of a vote against the ratification of the selection of auditors.

   The persons named as attorneys in the proxies are officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted in accordance with the instructions contained therein, and if no choice is specified, such proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

   The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Voting Shares Registered Directly in the Name of the Stockholder

   Stockholders with shares registered directly in their name in the Corporation's stock records maintained by the Corporation's transfer agent, EquiServe, may vote their shares (1) through the Internet, (2) by making a toll-free telephone call from the U.S. and Canada to EquiServe or (3) by mailing their signed proxy card. Specific voting instructions are set forth on the enclosed proxy card. Votes submitted through the Internet or by telephone through EquiServe must be received by 5:00 P.M. on December 12, 2001.

Voting Shares Registered in the Name of a Brokerage Firm or Bank

   Stockholders with shares registered in the name of a brokerage firm or bank participating in the ADP Investor Communication Services program may vote their shares through the Internet or by telephone in accordance with the instructions set forth on the voting form or by mailing their signed voting form. Votes submitted through the Internet or by telephone through the ADP program must be received by ADP Investor Communication Services by 5:00 P.M. on December 12, 2001.

Revocation of Proxies Previously Submitted

   To revoke a proxy previously submitted electronically through the Internet or by telephone, a stockholder may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked. To revoke a proxy previously submitted by mail, a stockholder may notify the Secretary of the Corporation in writing that the proxy has been revoked, or by voting in person at the Annual Meeting.

Expenses and Solicitation

   The cost of soliciting proxies will be borne by the Corporation. Proxies may be solicited by certain of the Corporation's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. In addition, the Corporation has retained Georgeson Shareholder to act as proxy solicitor in conjunction with the annual meeting. The Company has agreed to pay Georgeson Shareholder a fee of $6,000 plus reimbursement of reasonable out of pocket expenses. The Corporation may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

General

   In accordance with the Corporation's Amended and Restated Certificate of Incorporation, the Corporation's Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires.

   Two Class II Directors will be elected at the Annual Meeting for three-year terms. The Class II nominees, Messrs. Deshpande and Ferri, currently are serving as directors of the Corporation. Messr. Deshpande currently serves as the Chairman of the Board of Directors of the Corporation.

   Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for Messrs. Deshpande and Ferri will be voted FOR the election of all nominees. Messrs. Deshpande and Ferri will be elected to hold office until the Annual Meeting of Stockholders to be held in 2004 and until their respective successors are duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected. However, if any of the nominees should be unable or unwilling to serve, the proxies will be voted for a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number.

   The following table sets forth for each nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with the Corporation, the year each nominee's or director's current term will expire and the class of director of each nominee or director.

                                                             Year
    Nominee or Director's Name                              Current
   and Year Nominee or Director                            Term Will Class of
     First Became a Director         Position(s) Held       Expire   Director
     -----------------------         ----------------      --------- --------
    Gururaj Deshpande (1998)... Chairman of the Board of
                                  Directors                  2001      II

    Daniel E. Smith (1998)..... President, Chief Executive   2002      III
                                  Officer and Director

    Timothy A. Barrows (1998).. Director                     2003       I

    Paul J. Ferri (1998)....... Director                     2001      II

    John W. Gerdelman (1999)... Director                     2003       I

Business Experience of Nominees

   The Nominees to serve for three-year terms as Class II Directors and until their respective successors are elected and qualified are:


Gururaj Deshpande............ Gururaj Deshpande has served as Chairman of the Corporation's Board of
                                Directors since its inception in February 1998. He served as the
                                Corporation's Treasurer and Secretary from February 1998 to June 1999 and as the Corporation's President from February 1998 to October 1998.
                                Before co-founding the Corporation, Mr. Deshpande co-founded
                                Cascade Communications Corp., a provider of wide area network switches. From October 1990 to April 1992, Mr. Deshpande served as
                                President of Cascade and from April 1992 to June 1997, he served as
                                Cascade's Executive Vice President of Marketing and Customer
                                Service. Mr. Deshpande was a member of the board of directors of
                                Cascade since its inception and was chairman of the board of directors of Cascade from 1996 to 1997.

Paul J. Ferri................ Paul J. Ferri has served as a director since February 1998. Mr. Ferri has been a general partner of Matrix V Management Co., LLC, a venture capital firm, since February 1982. Mr. Ferri also serves on the board of directors of Sonus Networks, Inc.

Board of Director Meetings and Committees

   During fiscal year 2001, the Board of Directors held eleven meetings. No director serving on the Board of Directors in fiscal 2001 attended fewer than 75% of such meetings of the Board of Directors and the Committees on which he serves. The Board of Directors has established a Compensation Committee and an Audit Committee.

  Compensation Committee

   The Compensation Committee, which consists of Messrs. Barrows and Ferri, is responsible for establishing and monitoring policies governing compensation of executive officers. The Committee has the responsibility to review the performance and compensation levels for executive officers, set salary and bonus levels for these individuals and make restricted stock awards or option grants for these individuals under the Corporation's option plan. The objectives of the Committee are to correlate executive officer compensation with the Corporation's business objectives, profitability and performance, and to enable the Corporation to attract, retain and reward executive officers who contribute to the long-term success of the Corporation. The Committee will seek to reward executives in a manner consistent with the Corporation's annual and long-term performance goals and to recognize individual initiative and achievement among executive officers. During fiscal 2001, the Compensation Committee held three meetings. For additional information concerning the Compensation Committee, see "Compensation Committee Report on Executive Compensation."

  Audit Committee

   The Audit Committee consists of Messrs. Barrows, Ferri and Gerdelman, each of whom is independent, as defined by the applicable listing standards of the National Association of Securities Dealers. The Audit Committee reviews the professional services provided by the Corporation's independent auditors, the independence of such auditors from the Corporation's management, the Corporation's annual and quarterly financial statements, and the Corporation's system of internal accounting controls. The Audit Committee also reviews such other matters with respect to the Corporation's accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. During fiscal 2001, the Audit Committee held four meetings. For additional information concerning the Audit Committee, see "Report of the Audit Committee."

Compensation of Directors

   The Corporation reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees. Pursuant to the Corporation's 1999 Non-Employee Director Stock Option Plan, (the "Director's Option Plan"), all directors who are not employees of the Corporation are automatically granted non-qualified stock options to purchase 90,000 shares of Common Stock upon the latest to occur of (i) their initial appointment to the Board of Directors or (ii) August 17, 1999. Thereafter, on an annual basis immediately following each annual meeting of stockholders, each non-employee director is granted an option to purchase 30,000 shares of Common Stock. Under the plan, options are fully exercisable on the date of grant, however, shares purchased on exercise of such options are subject to repurchase by the Corporation prior to completion of the applicable vesting period. The exercise price per share of all options granted under the Director's Option Plan is equal to the fair market value of the Corporation's Common Stock on the date of grant, and such options expire on the date which is ten years from the date of option grant. Options to purchase 90,000 shares of Common Stock were granted in fiscal 2001 under the Director's Option Plan.

Recommendation of the Board of Directors

   The Board of Directors unanimously recommends a vote FOR the election of the nominees listed above.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

   The Board of Directors of the Corporation has selected PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Corporation for the year ending July 31, 2002. PricewaterhouseCoopers LLP has acted as the Corporation's independent auditors since the Corporation's inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions. If the stockholders do not ratify the Board of Director's selection of PricewaterhouseCoopers LLP as the Corporation's independent auditors for fiscal year 2002, the Board of Directors will consider the matter at its next meeting.

Report of the Audit Committee

   The Audit Committee's purpose is to assist the Board of Directors in its oversight of the Corporation's financial accounting, reporting and internal controls. The Audit Committee operates pursuant to a charter approved by the Board of Directors, a copy of which was filed as an exhibit to the Corporation's definitive proxy statement for the 2000 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on November 6, 2000.

   Management is responsible for the preparation, presentation and integrity of the Corporation's consolidated financial statements, the selection of appropriate accounting and financial reporting principles, and for the maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee periodically meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls and the overall quality of the Corporation's financial reporting.

   In performing its oversight role, the Audit Committee considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors their independence.

   Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended July 31, 2001, as filed with the Securities and Exchange Commission on September 18, 2001.

   The aggregate fees billed by PricewaterhouseCoopers LLP for services completed during the year ended July 31, 2001 were $271,500 for its audit and quarterly reviews and $673,750 for all other non-audit services, which included services rendered in connection with the acquisition of Sirocco Systems, Inc., tax planning and compliance services, and consultations on the effects of various accounting issues. During the year ended

July 31, 2001, PricewaterhouseCoopers LLP did not provide any services to the Corporation relating to financial information systems design and implementation.

                                          Respectively submitted by the Audit
                                            Committee

                                          Timothy A. Barrows
                                          Paul J. Ferri
                                          John W. Gerdelman

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors.

                            MANAGEMENT INFORMATION

Executive Officers and Directors

   The executive officers and directors of the Corporation, and their respective ages and positions as of October 24, 2001, are as follows:

Name                     Age Position
----                     --- --------
Gururaj Deshpande....... 50  Chairman of the Board of Directors
Daniel E. Smith......... 52  President, Chief Executive Officer and Director
Frances M. Jewels....... 36  Chief Financial Officer, Vice President, Finance and Administration,
                             Treasurer and Secretary
Chikong Shue............ 50  Executive Vice President, Central Engineering
Ryker Young............. 37  Senior Vice President, Worldwide Sales and Support
Richard A. Barry........ 35  Chief Technical Officer
Anita Brearton.......... 42  Vice President, Corporate Marketing
John E. Dowling......... 48  Vice President, Operations
Jeffry A. Kiel.......... 37  Vice President and General Manager, Core Switching
James D. Mooney......... 39  Vice President and General Manager, Optical Edge
Kevin J. Oye............ 43  Vice President, Business Development
Eric A. Swanson......... 41  Vice President and General Manager, Core Networking
Kurt Trampedach......... 57  Vice President, International Sales
Timothy A. Barrows(1)(2) 44  Director
Paul J. Ferri(1)(2)..... 62  Director
John W. Gerdelman(1).... 49  Director

--------
(1) Memberof Audit Committee
(2) Memberof Compensation Committee

Business Experience of Executive Officers and Directors

   Set forth below is information regarding the professional experience for each of the above-named persons.

   Gururaj Deshpande has served as Chairman of the Corporation's Board of Directors since its inception in February 1998. He served as the Corporation's Treasurer and Secretary from February 1998 to June 1999 and as the Corporation's President from February 1998 to October 1998. Before co-founding the Corporation, Mr. Deshpande co-founded Cascade Communications Corp., a provider of wide area network switches. From October 1990 to April 1992, Mr. Deshpande served as President of Cascade and from April 1992 to June 1997, he served as Cascade's Executive Vice President of Marketing and Customer Service. Mr. Deshpande was a member of the board of directors of Cascade since its inception and was chairman of the board of directors of Cascade from 1996 to 1997.

   Daniel E. Smith has served as the Corporation's President, Chief Executive Officer and as a member of the Corporation's Board of Directors since October 1998. From June 1997 to July 1998, Mr. Smith was Executive Vice President and General Manager of the Core Switching Division of Ascend Communications, Inc., a provider of wide area network switches and access data networking equipment.
Mr. Smith was also a member of the board of directors of Ascend Communications, Inc. during that time. From April 1992 to June 1997, Mr. Smith served as President and Chief Executive Officer and a member of the board of directors of Cascade Communications Corp.

   Frances M. Jewels has served as the Corporation's Vice President of Finance and Administration, Treasurer and Secretary since June 1999 and Chief Financial Officer since July 1999. From June 1997 to June 1999, Ms. Jewels served as Vice President and General Counsel of Ascend Communications, Inc. From April 1994 to June 1997, Ms. Jewels served as Corporate Counsel of Cascade Communications Corp. Prior to April 1994, Ms. Jewels practiced law in private practice and, prior to that, practiced as a certified public accountant.

   Chikong Shue has served as the Corporation's Executive Vice President, Central Engineering since July 2000. From May 2000 to July 2000, Mr. Shue served as the Corporation's Executive Vice President, Transport and Central Engineering and from August 1998 to April 2000, Mr. Shue served as the Corporation's Vice President of Engineering. From June 1997 to July 1998, Mr. Shue was Vice President of Software and Systems Engineering of the Core Switching Division of Ascend Communications, Inc. Mr. Shue was a co-founder of Cascade Communications Corp. and served as director of software engineering at Cascade from May 1991 to August 1994 and as a corporate fellow and Vice President of Cascade's Remote Access Engineering division from September 1994 until March 1997.

   Ryker Young has served as the Corporation's Senior Vice President, Worldwide Sales and Support since October 2000. From August 1998 to October 2000, Mr. Young served as the Corporation's Vice President, Sales. From July 1997 to August 1998, Mr. Young was Central Region Director of Sales for Ascend Communications, Inc. From January 1996 to June 1997, Mr. Young was the South Central Regional District Manager for Cascade Communications Corp. From October 1994 to December 1995, Mr. Young was Major Account Manager for Cisco Systems, Inc.

   Richard A. Barry has served as the Corporation's Chief Technical Officer since July 1999 and as the Corporation's Director of Architecture from the Corporation's inception in February 1998 to July 1999. Prior to co-founding the Corporation, from September 1994 to February 1998, Mr. Barry was Chief Network Architect of the Advanced Networks Group at MIT's Lincoln Laboratory. Mr. Barry was an assistant professor in the Electrical Engineering and Computer Science Department at George Washington University from September 1993 to August 1994.

   Anita Brearton has served as the Corporation's Vice President, Corporate Marketing since July 1999 and as Director of Marketing Programs from September 1998 to July 1999. From September 1997 to August 1998, Ms. Brearton served as Vice President of Marketing for Artel Video Systems, Inc., a producer of fiber optic video transmission and routing products. From June 1997 to September 1997, Ms. Brearton was Director of Marketing Programs for the core switching division of Ascend Communications, Inc. Ms. Brearton served as Director of Marketing Programs for Cascade Communications Corp. from November 1995 to June 1997. From July 1980 to August 1995, Ms. Brearton held several positions at General DataCom Industries, Inc., most recently as International Marketing Programs Manager.

   John E. Dowling has served as the Corporation's Vice President of Operations since August 1998. From July 1997 to August 1998, Mr. Dowling served as Vice President of Operations of Aptis Communications, a manufacturer of carrier-class access switches for network service providers. Mr. Dowling served as Vice President of Operations of Cascade Communications Corp. from May 1994 to June 1997.

   Jeffry A. Kiel has served as the Corporation's Vice President and General Manager, Core Switching since May 2000. From July 1999 to April 2000, Mr. Kiel served as Vice President, Product Marketing and as Director of Marketing from September 1998 to July 1999. Mr. Kiel served as Director of Product Marketing at Ascend Communications, Inc. from June 1997 to September 1998. From August 1996 to June 1997, Mr. Kiel served as

Product Marketing Manager of Cascade Communications Corp. From October 1993 to August 1996, Mr. Kiel was Senior Manager, Technical Staff at BellSouth Telecommunications.

   James D. Mooney has served as the Corporation's Vice President and General Manager, Optical Edge since August 2001. From September 2000 through August 2001, Mr. Mooney served as Vice President of Product Marketing, Optical Edge. From October 1999 to September 2000, Mr. Mooney was Vice President of Product Marketing at Sirocco Systems, Inc. From May 1999 to October 1999, Mr. Mooney was Director of Product Management for Lucent Technologies Inc.'s Access Technologies Group, Broadband Carrier Networks, and InterNetworking Systems. Previously, he served from October 1998 to May 1999 as Director of Product Marketing at Ascend Communications, Inc. from March 1997 to October 1998 as Senior Product Manager at Cascade Communications Corp., and from January 1996 to March 1997 as a Senior Manager SQA at Sahara Networks.

   Kevin J. Oye has served as the Corporation's Vice President, Business Development since October 1999. From March 1998 to October 1999, Mr. Oye served as Vice President, Strategy and Business Development at Lucent Technologies, Inc. and from September 1993 to March 1998, Mr. Oye served as the Director of Strategy, Business Development, and Architecture at Lucent Technologies, Inc. From June 1980 to September 1993, Mr. Oye held various positions with AT&T Bell Laboratories where he was responsible for advanced market planning as well as development and advanced technology management.

   Eric A. Swanson, a co-founder of the Corporation, has served as the Corporation's Vice President and General Manager, Core Networking since May 2000. From the Corporation's inception in February 1998 to April 2000, Mr. Swanson served as the Corporation's Chief Scientist. From 1982 to February 1998, Mr. Swanson was Associate Group Leader of the Advanced Networks Group at MIT's Lincoln Laboratory.

   Kurt Trampedach has served as the Corporation's Vice President of International Sales since July 1999. From June 1999 to July 1999, Mr. Trampedach was Vice President, Carrier Market Development for Lucent Technologies, Inc. From June 1997 to June 1999 he was Vice President, Carrier Market Development for Ascend Communications, Inc. From September 1996 to June 1997, Mr. Trampedach was Vice President, International Sales for Cascade Communications Corp. Mr. Trampedach was Vice President, European Operations for Alcatel USA, Inc. from April 1994 to September 1996.

   Timothy A. Barrows has served as a director since February 1998. Mr. Barrows has been a general partner of Matrix V Management Co., LLC, a venture capital firm, since September 1985. Mr. Barrows also serves on the board of directors of SilverStream Software, Inc.

   Paul J. Ferri has served as a director since February 1998. Mr. Ferri has been a general partner of Matrix V Management Co., LLC, a venture capital firm, since February 1982. Mr. Ferri also serves on the board of directors of Sonus Networks, Inc.

   John W. Gerdelman has served as a director since September 1999. Mr. Gerdelman has been a Managing Member of mortonsgroup, LLC, a partnership investing in early stage companies, since January 2000. From April 1999 through December 1999, he was President and Chief Executive Officer of USA Net Inc. Mr. Gerdelman was employed by MCI Telecommunications Corporation as President of the Network and Information Technology Division from September 1994 to April 1999 and Senior Vice President of Sales and Service Operations from June 1992 to September 1994. Mr. Gerdelman also serves on the board of directors of Genuity Inc., McData Corporation, and APAC Customer Services, Inc.

   Each executive officer serves at the discretion of the Board of Directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the directors or executive officers of the Corporation.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of September 26, 2001, with respect to beneficial ownership of Common Stock by: (i) each person who, to the knowledge of the Corporation, beneficially owned more than 5% of the shares of Common Stock outstanding as of such date; (ii) each director of the Corporation; (iii) each executive officer identified in the Summary Compensation Table set forth below under the heading "Compensation and Other Information Concerning Directors and Officers"; and (iv) all directors and executive officers as a group.

   For purposes of the following table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as otherwise noted in the footnotes below, the Corporation believes that each person or entity named in the table has sole voting and investment power with respect to all shares of its Common Stock shown as beneficially owned by them, subject to applicable community of property laws. The percentage of shares of Common Stock outstanding is based on 273,680,683 shares of Common Stock outstanding as of September 26, 2001. In computing the number of shares beneficially owned by a person named in the following table and the percentage ownership of that person, shares of Common Stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of September 26, 2001 are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

                                                                  Amount and Nature   Percentage
                                                                          of              of
Name and Address of Beneficial Owner(1)                          Beneficial Ownership Outstanding
---------------------------------------                          -------------------- -----------
Gururaj Deshpande (2)...........................................      45,712,807         16.7
Daniel E. Smith (3).............................................      42,936,349         15.7
Chikong Shue (4)................................................       7,374,223          2.7
Ryker Young (5).................................................       2,199,796            *
Frances M. Jewels (6)...........................................       1,634,223            *
Kurt Trampedach (7).............................................       1,228,000            *
Timothy A. Barrows (8)..........................................       1,838,663            *
Paul J. Ferri (8)...............................................         425,553            *
John W. Gerdelman (9)...........................................         131,850            *
Platyko Partners, L.P...........................................      21,775,000          8.0
The Gururaj Deshpande Grantor Retained Annuity Trust............      17,918,400          6.5
All executive officers and directors as a group (16 persons)(10)     115,652,910         41.9

--------
  * Less than 1% of the total number of outstanding shares of Common Stock.
 (1)Except as otherwise noted, the address of each person owning more than 5% of the outstanding shares of Common Stock is: c/o Sycamore Networks, Inc., 150 Apollo Drive, Chelmsford, Massachusetts 01824.
 (2)Includes 2,937,500 shares held by the Deshpande Irrevocable Trust and 17,918,400 shares held by the Gururaj Deshpande Grantor Retained Annuity Trust. Mr. Deshpande's wife serves as a trustee of each of these trusts. Mr. Deshpande disclaims beneficial ownership of these shares.
 (3)Includes 21,775,000 shares held by Platyko Partners, L.P., of which Mr. Smith and his wife serve as general partners.
 (4)Includes 482,440 shares held by the Shue 1999 Trust.
 (5)Includes 132,689 shares held by the E. Ryker Young Irrevocable Trust. Mr. Young disclaims beneficial ownership of these shares.
 (6)Includes 500,000 shares issuable pursuant to options which are immediately exercisable and subject to a repurchase right which lapses as the shares vest.
 (7)Includes 100,000 shares issuable pursuant to options which are immediately exercisable and subject to a repurchase right which lapses as the shares vest.
 (8)For each of Messrs. Barrows and Ferri, includes 30,000 shares issuable pursuant to options which are immediately exercisable and subject to a repurchase right which lapses as the shares vest. Also includes

    100,818 shares held by Matrix V Entrepreneurs Fund, L.P. Matrix V Management Co., L.L.C. is the general partner of Matrix V Entrepreneurs Fund, L.P. Messrs. Barrows and Ferri, directors of the Corporation, are general partners of Matrix V Management Co., L.L.C. Messrs. Barrows and Ferri disclaim beneficial ownership of the shares held by Matrix V Entrepreneurs Fund, L.P. except to the extent of their pecuniary interests therein arising from their general partnership interests in Matrix V Management Co., L.L.C.
 (9)Includes 120,000 shares issuable pursuant to options which are immediately exercisable and subject to a repurchase right which lapses as the shares vest.
(10)Includes an aggregate of 2,306,546 shares issuable pursuant to options which are immediately exercisable and subject to a repurchase right which lapses as the shares vest.

                  COMPLIANCE WITH SEC REPORTING REQUIREMENTS

   Section 16(a) of the Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's outstanding shares of Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to the fiscal year ended July 31, 2001, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended July 31, 2001.

     COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Committee Report on Executive Compensation

   The Compensation Committee (the "Committee") is composed of two independent, non-employee directors of the Board of Directors, neither of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Committee is responsible for establishing and monitoring policies governing the annual compensation of executive officers. The Committee periodically reviews the approach to executive compensation and makes adjustments as competitive conditions and other circumstances warrant.

  Compensation Philosophy

   The Corporation operates in the competitive and rapidly changing high technology industry. The Committee believes that executive officer compensation should be determined based on a combination of individual and business objectives and competitive data. The Committee seeks to attract, retain and motivate executive officers through a total compensation package which includes
(i) base salary, (ii) variable incentive awards and (iii) long-term, equity-based incentives in the form of restricted stock and stock options. In fiscal 2001, compensation for the Corporation's executive officers consisted of base salary and long-term, equity-based incentive awards.

   During fiscal 2001, the Corporation engaged a compensation consultant firm to survey the compensation practices of companies in the Corporation's industry to determine whether the Corporation's compensation structure (a) is competitive in the industry; (b) motivates executive officers to achieve the Corporation's business objectives; and (c) aligns the interests of executive officers with the long-term interests of stockholders. The Committee's goal is to set the Corporation's executive officer total compensation at levels that are generally comparable to the market survey data and typically targets between the fiftieth and the seventy-fifth percentile of these surveys in setting total compensation. The Committee also reviewed certain milestones achieved by the Corporation, including several new product introductions, individual executive officer duties and contributions and the Corporation's financial performance in fiscal 2001.

  Base Salary

   In the beginning of fiscal 2001, base salaries for certain executive officers were increased to align them with the salaries for comparable positions at competitive companies in our industry. However, the base salaries for the Corporation's executive officers remain considerably below the fiftieth percentile level of comparable companies. The below market salaries are consistent with the Committee's objective to attract, retain and motivate executive officers primarily through long-term, equity-based incentives. The Committee intends to continue to adjust compensation appropriately in order to attract and retain executives who manage the Corporation effectively, and align the interests of its executive officers with the long-term interests of stockholders.

  Performance Bonuses

   During fiscal 2001, the Corporation's performance bonus plan was based upon the performance of the Corporation, as well as individual performance. Although certain individual performance objectives were achieved, the Corporation failed to meet its financial performance targets. As a result, no performance bonuses were paid to the executive officers. The Committee has implemented a bonus plan for the upcoming fiscal year which consists of a percentage of base salary, measured against the performance of the Corporation relative to certain financial goals, and individual performance relative to certain key strategic objectives of the Corporation.

  Long-Term Equity Incentives

   The Committee strongly believes in granting stock options to the Corporation's executive officers to align executive officer compensation directly to the long-term success of the Corporation and the interests of the Corporation's stockholders. In determining the size of each stock option grant awarded to each executive officer, the Committee takes into account the executive officer's position with the Corporation, the executive officer's past performance, the number and price of unvested options and restricted stock then held by the executive officer and the Black-Scholes value of comparable awards made to individuals in similar positions at competitive companies in our industry.

   During fiscal 2001, the Committee recommended to the Board of Directors to grant stock options to Ms. Jewels and Ms. Brearton, and Messrs. Kiel, Mooney, Oye and Trampedach under the Corporation's 1999 Stock Incentive Plan. Each grant allows the executive officer to acquire shares at a fixed price per share (the market price on the grant date) over a specified period of time. Options granted to this group in April 2001 vest in periodic installments over a three-year period, contingent upon the executive officer's continued employment.

  Chief Executive Officer Compensation

   Mr. Smith has served as the Corporation's Chief Executive Officer since October 1998. Mr. Smith's base salary for fiscal 2001 remained unchanged and is set below the twenty-fifth percentile of the surveyed data in order to have a substantial portion of his total compensation tied to the Corporation's performance and stock price appreciation in the form of long-term, equity-based incentive awards. Mr. Smith did not receive a bonus for fiscal 2001 and was not granted any restricted stock or stock options in fiscal 2001. The Compensation Committee may adjust Mr. Smith's salary in the future, based upon comparative salaries of chief executive officers in the Corporation's industry, and other factors which may include the financial performance of the Corporation and Mr. Smith's success in meeting strategic goals.

  Policy on Deductibility of Executive Compensation

   The Committee does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction for certain compensation in excess of $1 million, will likely have an effect on the Corporation in the near future. The Committee believes that stock options granted under the stock plans meet the exception for qualified performance-based compensation in accordance with Internal Revenue Code Regulations, so that amounts otherwise deductible with respect to such options will not count toward the $1 million deduction limit. The Committee's general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

                                          Respectfully submitted by the
                                            Compensation Committee:

                                          Timothy A. Barrows
                                          Paul J. Ferri

Compensation Committee Interlocks and Insider Participation

   Prior to the appointment of the Compensation Committee, the Corporation's full Board of Directors (which includes Messrs. Deshpande and Smith) was responsible for the functions of a Compensation Committee. No interlocking relationship exists between any member of the Corporation's Board of Directors or its Compensation Committee and any member of the Board of Directors or compensation committee of any other company.

Summary Compensation Table

   The table below sets forth, for the fiscal year ended July 31, 2001, the compensation earned by:

    .  the Corporation's Chief Executive Officer; and

    . the four other most highly compensated executive officers who received annual compensation in excess of $100,000, collectively referred to below as the Named Executive Officers.

   In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of the Corporation's salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

                         Summary Compensation Table(1)

                                              Annual Compensation              Long-Term Compensation Awards
                                    -------------------------------------    ---------------------------------
                                                                                Securities
                                                              Other Annual      Underlying       All Other
                               Year Salary ($)  Bonus ($)   Compensation ($) Options/SARS (#) Compensation ($)
                               ---- ----------  ---------   ---------------- ---------------- ----------------

Daniel E. Smith............... 2001  100,000          --            --                 --            --
  President and Chief          2000  100,000          --            --                 --            --
  Executive Officer            1999   73,077(2)       --            --                 --            --

Ryker Young................... 2001  125,000     673,638(3)         --                 --            --
  Senior Vice President,       2000  125,000     650,920(3)         --                 --            --
  Worldwide Sales and          1999  117,788      49,998(4)      9,326(5)         180,000            --
  Support

Kurt Trampedach............... 2001  125,000     148,776(6)         --            100,000            --
  Vice President,              2000  125,000      98,723(6)         --                 --            --
  International Sales          1999       --(7)       --            --          1,125,000            --

Chikong Shue.................. 2001  189,375          --            --                 --            --
  Executive Vice President,    2000  100,000      30,000            --                 --            --
  Central Engineering          1999  100,000          --            --            135,000            --

Frances M. Jewels............. 2001  184,825          --            --            500,000            --
  Chief Financial Officer,     2000  125,000      30,000            --                 --            --
  Vice President, Finance and  1999   22,980(8)       --            --            180,000            --
  Administration, Treasurer
  and Secretary

--------
(1)As of July 31, 2001, the remaining number of shares of restricted Common Stock held by the above executive officers that had not vested and the value of this stock was as follows: Mr. Smith: 4,556,250 shares, $31,868,235; Mr.
   Young: 1,298,446 shares, $9,081,851; Mr. Shue: 2,025,000 shares,
   $14,163,660; and Ms. Jewels: 675,000 shares, $4,717,501. The value is based on the fair market value at July 31, 2001 ($7.00 per share as quoted on the Nasdaq National Market) less the purchase price paid per share. Holders of restricted Common Stock are entitled to receive any dividends the Corporation may pay on its Common Stock.
(2)Represents compensation Mr. Smith received in fiscal 1999. Mr. Smith joined the Corporation in October 1998.
(3)Includes $673,638 and $630,920 of commissions paid in fiscal 2001 and 2000, respectively.
(4)Represents advance commission income.
(5)Represents reimbursement for relocation expenses.
(6)Includes $148,776 and $92,473 of commissions paid in fiscal 2001 and 2000, respectively and a $6,250 sign-on bonus in fiscal 2000.
(7)No compensation was paid in fiscal 1999. Mr. Trampedach joined the Corporation in July 1999.
(8)Represents compensation Ms. Jewels received in fiscal 1999. Ms. Jewels joined the Corporation in May 1999.

Option Grants in Last Fiscal Year

   The following table provides the specified information concerning options granted to the Corporation's Named Executive Officers during the fiscal year ended July 31, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                               Potential Realizable
                                                                              Value of Assumed Annual
                                Number of     % of Total                       Rates of Stock Price
                                Securities     Options                           Appreciation For
                                Underlying    Granted to                          Option Term (2)
                                 Options     Employees in Exercise Expiration -----------------------
Name                          Granted (1)(#) Fiscal Year   Price      Date      5% ($)      10% ($)
----                          -------------- ------------ -------- ----------  ---------   ---------
Daniel E. Smith..............          0          --          --          --         --          --
Ryker Young..................          0          --          --          --         --          --
Kurt Trampedach..............    100,000         0.6%      $7.39    04/09/11    464,753   1,177,776
Chikong Shue.................          0          --          --          --         --          --
Frances M. Jewels............    500,000         3.1%      $7.39    04/09/11  2,323,766   5,888,878

--------
(1)Represents options granted to the Named Executive Officers above under the Corporation's 1999 Stock Incentive Plan. The options are exercisable immediately, subject to a repurchase right by the Corporation which lapses as the options vest, in equal quarterly installments over a three year vesting period.
(2)Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Corporation's estimate or projection of the future Common Stock price. Potential gains are net of the exercise price but before taxes associated with the exercise. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Corporation, overall market conditions and the option holder's continued employment through the vesting period.

Option Exercises and Fiscal Year-End Values

   The following table provides the specified information concerning option exercises in the last fiscal year and unexercised options held as of July 31, 2001 by the Corporation's Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                             Number of Securities         Value of Unexercised
                                            Underlying Unexercised        In-the-Money Options
                     Shares     Value   Options at Fiscal Year-end (#) at Fiscal Year-end ($) (2)
                  Acquired on  Realized ------------------------------ --------------------------
Name              Exercise (#)   ($)    Exercisable (1)  Unexercisable Exercisable  Unexercisable
----              ------------ -------- ---------------  ------------- -----------  -------------
Daniel E. Smith..      --         --         --               --           --            --
Ryker Young......      --         --         --               --           --            --
Kurt Trampedach..      --         --    100,000               --            0            --
Chikong Shue.....      --         --         --               --           --            --
Frances M. Jewels      --         --    500,000               --            0            --

--------
(1) Options granted under the Corporation's 1999 Stock Incentive Plan are exercisable immediately, subject to a repurchase right in favor of the Corporation which lapses as the option vests as described in Footnote 1 to the table entitled "Option Grants in Last Fiscal Year."
(2) Value is based on difference between the option exercise price and the fair market value at July 31, 2001 ($7.00 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option. At July 31, 2001, the option exercise price was higher than the fair market value for all unexercised options held by the Named Executive Officers.

Change in Control Agreements

   Each of the Corporation's executive officers has entered into a change in control agreement with the Corporation. Under these agreements, each option or restricted stock grant held by the executive officer which is scheduled to vest within the 12 months after the effectiveness of a change of control of the Corporation will instead vest immediately prior to the change in control. In addition, in the event of a "Subsequent Acquisition" of the Corporation (as defined in these agreements) following a change in control, all options or restricted stock granted by the Corporation to such officers will vest immediately prior to the effectiveness of such acquisition. If an officer is subject to any excise tax on amounts characterized as excess parachute payments, due to the benefits provided under this agreement, the officer shall be entitled to reimbursement of up to $1,000,000 for any excess parachute excise taxes the officer may incur.

   In the event of a termination of an executive officer's employment following a change of control, either by the surviving entity without cause or by the executive due to a constructive termination, (1) all options and restricted stock of the officer vest, (2) the officer is entitled to continued paid coverage under the Corporation's group health plans for 18 months after such termination, (3) the officer shall receive a pro rata portion of his or her performance bonus for the year in which the termination occurred, (4) the officer shall receive an amount equal to 18 months of his or her base salary and (5) the officer shall receive an amount equal to 150% of his or her annual performance bonus for the year in which the termination occurred.

   Under these agreements, each executive officer agrees to abide by the Corporation's confidentiality and proprietary rights agreements and, for a period of one year after such termination, not to solicit the Corporation's employees or customers.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During October 1999, Kevin Oye, the Corporation's Vice President of Business Development, purchased an aggregate of 7,893 shares of Common Stock for $12.67 per share pursuant to a stock option agreement that gave the Corporation the right to repurchase all or a portion of the shares at their original purchase price, in the event that Mr. Oye's employment with the Corporation was terminated. Mr. Oye's purchase of the Corporation's stock was financed by a loan from the Corporation in the principal amount of $99,978 that bears interest at 8.25% per annum. This loan was repaid in full in December 2000.

   In July 2000, the Corporation and the Chairman of the Corporation's Board of Directors (the "Chairman"), entered into an Investor Agreement with Tejas Networks India Private Limited, a private company incorporated in India ("Tejas"), pursuant to which the Corporation and the Chairman each invested $2.2 million in Tejas in exchange for equity shares of Tejas. The Chairman also serves as the Chairman of the Board of Directors of Tejas. The Corporation has entered into various agreements with Tejas under which the Corporation has licensed certain proprietary software development tools to Tejas, and Tejas will assist the Corporation's business development efforts in India and also provide maintenance and other services to the Corporation's customers in India. During the year ended July 31, 2001, the Corporation made payments of $1.1 million to Tejas under the agreements and recognized revenue of $0.1 million under the software license agreements with Tejas.

   All transactions involving the Corporation and its officers, directors, principal stockholders and their affiliates, including those since the Corporation's initial public offering, will be and have been approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors on the Board of Directors, and will be and have been on terms no less favorable to the Corporation than could be obtained from unaffiliated third parties.

Stock Performance Graph

   The following graph compares the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering through July 31, 2001, with the cumulative total return on the S&P 500 and the Nasdaq Telecommunications Index. The comparison assumes $100 was invested on October 22, 1999 (the date of the Corporation's initial public offering) in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The performance shown is not necessarily indicative of future performance.

            Comparison of Five Year* Cumulative Total Return Among
                           Sycamore Networks, Inc.,
              The S&P 500 and The Nasdaq Telecommunications Index







                                    [CHART]

            SCMR   S&P 500   Nasdaq-Telecom
22-Oct-99    100     100          100
31-Jul-00    973     110          117
31-Jul-01     55      93           41

* Prior to October 22, 1999 the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date.

   Notwithstanding anything to the contrary set forth in any of the Corporation's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation and the Stock Price Performance Graph shall not be deemed incorporated by reference into any such filings.

                             STOCKHOLDER PROPOSALS

   To be eligible for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2002 Annual Meeting of Stockholders of the Corporation, proposals of stockholders must be received at the Corporation's principal executive offices not later than July 9, 2002 and must otherwise satisfy the conditions established by the Commission for stockholder proposals to be included in the Corporation's proxy statement for that meeting. In accordance with the Corporation's Amended and Restated By-laws, proposals of stockholders intended for presentation at the 2002 Annual Meeting of the Stockholders of the Corporation (but not intended to be included in the proxy statement for that meeting) must be received no earlier than September 14, 2002 and no later than October 4, 2002. In order to curtail any controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                         TRANSACTION OF OTHER BUSINESS

   At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

P                             SYCAMORE NETWORKS, INC.
R
O                    Proxy for Annual Meeting of Stockholders
X
Y                                December 13, 2001

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel E. Smith and Frances M. Jewels, and each of them, proxies, with full power of substitution, to vote all shares of stock of Sycamore Networks, Inc. (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, December 13, 2001 (the "Annual Meeting") at 9:00 A.M., local time, at the Radisson Hotel, 10 Independence Drive, Chelmsford, Massachusetts 01824, and at any postponements and adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated November 6, 2001, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

                                SEE REVERSE SIDE

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                                                                         provided.
-------------------------------------------------                  -------------------------------------------

 Your vote is important!                                            Your vote is important!
 Call 1-877-PRX-VOTE anytime!                                       Go to http://www.eproxyvote.com/scmr anytime!

RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY. Receiving stockholder material electronically reduces mailing and printing costs and is better for the environment. Would you like to receive future proxy materials electronically? If so go to: http://www.eproxyvote.com/scmr and follow the instructions provided.

    Do not return your Proxy Card if you are voting by Telephone or Internet

[X]   Please mark votes as in this example

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE PROPOSALS IN ITEMS 1 AND 2.

1. To elect the following two nominees to the Board of Directors to serve for three year terms as Class II Directors and until their respective successors are elected and qualified:

      Nominees:
Gururaj Deshpande       Paul J. Ferri

[_]  FOR      [_]  WITHHELD

--------------------------------------------------------------------------------
  For all nominees except as noted above. To withhold authority to vote for any individual nominee, write the name of the nominee on the above line.

2. To ratify the selection of the firm of PricewaterhouseCoopers LLP as auditors of the Corporation for the fiscal year ending July 31, 2002.

[_]  FOR   [_]  AGAINST  [_] ABSTAIN


3.    To transact such other business as may
      properly come before the meeting and
      any adjournment thereof.


[_]   MARK HERE IF YOU PLAN TO ATTEND THE MEETING



[_]   MARK HERE FOR ADDRESS
      CHANGE AND NOTE BELOW

__________________________________

__________________________________

If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.

_______________________________________
Signature                         Date


_______________________________________
Signature                         Date